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                [LETTERHEAD FOR SUTHERLAND ASBILL & BRENNAN LLP]


JOHN R. MUNICH

DIRECT LINE: 404.853.8011
Internet: john.munich@sablaw.com

                                                                  April 29, 2004

Paragon Life Insurance Company
190 Carondelet Plaza
St. Louis, MO 63105

Gentlemen:

     At your request, I am furnishing this opinion in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933 of Post-Effective Amendment No. 18 to the Registration Statement on Form N-6 (File No. 33-18341), filed by Paragon Life Insurance Company ("Paragon"), registering certain group variable life insurance contracts ("Group Contracts") and certain individual variable life insurance contracts ("Individual Contracts") (collectively, "Contracts"). The Contracts are funded through Separate Account A of Paragon Life Insurance Company (the "Separate Account").

     In forming the following opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate, including, but not limited to, a certificate I received that provides that the forms of Contracts, certificates, and all riders and endorsements thereto have been filed with and approved by the insurance regulatory authority for each jurisdiction in which Paragon currently offers Contracts funded by Separate Account A. It is my opinion that:

          1. Paragon is duly organized and in good standing under the laws of the State of Missouri, and is a validly existing corporation.

          2. The Separate Account has been duly created and is a validly existing separate account pursuant to the provisions of Section 309 of Chapter 376 of the Revised Statutes of Missouri.

          3. Both the Group Contracts and the Individual Contracts to be issued pursuant to the terms of the Registration Statement have been duly authorized and, when issued and delivered as contemplated by the Registration Statement, will constitute legally issued and binding obligations of Paragon in accordance with their terms.

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Paragon Life Insurance Company
April 29, 2004
Page 2

          4. To the extent so provided in the Contracts, the portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business that Paragon may conduct.

     I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 18 to the Registration Statement.

                                        Respectfully submitted,

                                        /s/ John R. Munich

                                        John R. Munich

JRM/ga